Exhibit 10.48

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT is made as of the Effective Date.

BETWEEN:

DIRTT ENVIRONMENTAL SOLUTIONS, LTD.

(the “Company”)

- and -

ADRIAN ZARATE

(the “Executive”)

RECITALS:

A.
The Company wishes to employ the Executive and the Executive wishes to work for the Company in the role of Chief Transformation Officer; and

B.
The parties agree that their employment relationship will be governed by the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Executive agree as follows:

1.
Definitions

In this Agreement, including the recitals, the following terms shall have the following meanings:

(a)
“Affiliate” has the meaning set out in the Securities Act (Alberta), as amended from time to time, and an “Affiliate” means one of two or more Affiliated persons;

(b)
“Agreement” means this Executive Employment Agreement, as may be amended or supplemented from time to time.

(c)
“Applicable Laws” means, in relation to this Agreement, all applicable provisions of laws, statutes, rules, regulations, official directives and orders of and the terms of all judgments, orders and decrees issued by any authorized authority by which such person is bound or having application to this Agreement.

(d)
“Board” means the board of directors of the Company.

(e)
“Business” means the business of designing, manufacturing and installing prefabricated interiors in commercial and residential buildings, and includes, for greater certainty and without limitation:

(i)
the following products which can be integrated with interior wall solutions: (A) pre-fabricated modular network data cable distribution; (B) pre-fabricated and electrical power cable distribution; (C) pre-fabricated modular case goods; and (D) pre-fabricated low-profile flooring;

WSLEGAL\086910\00001\42579297v1

Exhibit 10.48

(ii)
the development and sale or license to third parties of 3D computer aided design software for the design, construction and maintenance of buildings and the design, construction, modification and furnishing of building interiors; and

(iii)
the production, sale, servicing, licensing, and distribution of such products and services.

(f)
“Confidential Information” means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business and affairs of the Company and its Affiliates, whether oral or in writing, or presented visually or electronically, and includes, without limitation, business and technical information, marketing and business plans, strategies, research and development materials and matters, databases, specifications, formulations, tooling, prototypes, sketches, models, drawings, specifications, procurement requirements, engineering information, samples, computer software (source and object codes), forecasts, identity of or details about actual or potential customers or projects, techniques, inventions, discoveries, know-how, and trade secrets. Notwithstanding the foregoing, Confidential Information does not include any information:

(i)
that becomes publicly available through no fault or breach of this Agreement by the Executive; or

(ii)
that the Executive possesses prior to the date on which the Executive first became employed or engaged by the Company or any of its Affiliates, or became a director on the Board.

(g)
“Customer” means any Person who has, with the Executive’s knowledge, purchased any service or product produced, sold, licensed, or distributed from the Company or any Affiliate at any time in the twelve (12) months prior to:

(i)
in respect of the solicitation or attempted solicitation during the term of the Executive’s employment with the Company, the date of the solicitation or attempted solicitation; or

(ii)
in respect of solicitation or attempted solicitation after the termination of the Executive’s employment with the Company, the Termination Date.

(h)
“Distribution Partner” means a Person engaged in the sale of products or services produced or distributed by the Company or any of its Affiliates.

(i)
“Effective Date” means November 26, 2025

(j)
"ESC" means the Employment Standards Code (Alberta) and its regulations, as amended from time to time.

(k)
“Just Cause” means any reason which would entitle the Company to terminate the Executive’s employment without notice or payment in lieu of notice pursuant to the ESC.

(l)
“Materials” has the meaning set out in Section 12(a).

(m)
“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.
(n)
“Personal Information” means information about an identifiable individual but excludes business contact information.

Exhibit 10.48

(o)
“Prospective Customer” means any Person who has, with the Executive’s knowledge, been solicited (other than by means of mass email, general advertisement, or other non-targeted means) by the Company or any Affiliate for the purpose of purchasing any service or product produced, sold, licensed, or distributed by the Company or any Affiliate at any time in the twelve

(12) months prior to:

(i)
in respect of the solicitation or attempted solicitation during the term of the Executive’s employment with the Company, the date of the solicitation or attempted solicitation; or

(ii)
in respect of solicitation or attempted solicitation after the termination of the Executive’s employment with the Company, the Termination Date.

(p)
“Restricted Period” means 6 months from the Termination Date.

(q)
“Restricted Territory” means the Canadian provinces of Alberta, British Columbia, and Ontario and the United States of America states of Texas, Georgia, Utah, Illinois, and New York, and any other geographic area that the parties may hereafter agree to include in the Restricted Territory.

(r)
“Salary” means an annual base salary of USD $200,000.00.

(s)
"Shares" means common shares of the Company.

(t)
“Supplier” means any Person who has, with the Executive’s knowledge, supplied any product or service to the Company or any Affiliate at any time in the twelve (12) months prior to:

(i)
in respect of the solicitation or attempted solicitation during the term of the Executive’s employment with the Company, the date of the solicitation or attempted solicitation; or

(ii)
in respect of solicitation or attempted solicitation after the termination of the Executive’s employment with the Company, the Termination Date.

(u)
"Term" means the period from the Effective Date to June 30, 2026. If the parties mutually agree to extend this Agreement, they shall specify the new term in writing.

(v)
“Termination Date” means:

(i)
if the Agreement expires, the end of the Term;

(ii)
if the Executive’s employment ends due to resignation or retirement, the date stipulated in any notice provided by the Executive as accepted by the Company;

(iii)
if the Executive’s employment is terminated by the Company, with or without Just Cause, the later of (a) the expiration of any working notice period provided by the Company and (b) the expiration of any minimum statutory notice period prescribed by the ESC; and

(iv)
the Termination Date shall not include any additional period during which the Executive is in receipt of, or would have a claim to, any compensation, damages, or other entitlements in lieu of notice of termination, whether under contract or common law (including in any claim for constructive or wrongful dismissal).

Exhibit 10.48

2.
Employment of the Executive and Position

Commencing on the Effective Date, the Executive shall hold the position of Chief Transformation Officer and shall report functionally to Benjamin Urban (CEO) and operationally to Scott Robinson (Executive Chair). As the Chief Transformation Officer of the Company, the Executive shall perform those duties set forth in any applicable position description adopted and amended by the Company from time to time, and such other duties as the Executive shall reasonably be directed to perform by the Company from time to time in respect of the business and operations of the Company and its Affiliates.

3.
Performance of Duties

(a)
The Executive’s principal place of employment shall be the Company’s offices in Calgary, Alberta; provided, however, the Executive acknowledges and agrees that business travel will be required in the course of performing his duties.

(b)
The Executive shall devote substantially all of their working time and attention to the performance of their duties on behalf of the Company and its Affiliates; shall faithfully, honestly and diligently serve the Company and its Affiliates; and shall use their best efforts and skill to promote the best interests of the Company and its Affiliates at all times. Notwithstanding the foregoing, the Executive may devote a reasonable amount of time during non-business hours to charitable organizations and boards, provided that such participation does not conflict or adversely impact the performance of their duties hereunder, or breach any of the other terms of this Agreement or any other obligation that the Executive owes the Company or any of its Affiliates.

(c)
In performing their duties under this Agreement, the Executive shall comply with any written policies, procedures or rules established by the Company from time to time, as may be amended by the Company at its discretion, including in particular the Company's policies concerning insider trading.

4.
Employment Period

The Executive shall be employed by the Company during the Term, unless this Agreement is terminated prior to its expiration in accordance with Section 8.

5.
Remuneration

(a)
Salary. For the Executive’s services under this Agreement, the Company shall pay the Executive the Salary, paid semi-monthly on the 15th and the last day of each month.

(i)
In addition, during the Term, you will continue to receive the compensation customarily payable to a non-employee member of the Board to be awarded by Board resolution quarterly.

(b)
Benefits. The Executive shall be eligible to participate in any health and dental benefit plans made available by the Company to its similarly situated employees from time to time in accordance with, and subject to, the terms and conditions of such plans, as may be amended by the Company at its sole discretion from time to time. The Company shall not, by reason of this Section 5(b), be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such plan, so long as such changes are similarly applicable to any similarly situated Company employees generally.

(c)
Bonus. The Executive will not be eligible to participate in the Company's Variable Pay Plan, nor any annual award under the Long Term Incentive Plan or any other bonus plan.
(d)
Employee Share Purchase Plan. The Executive shall not be eligible to participate in the Employee Share Purchase Plan subject to the terms and conditions of the ESPP, as may be amended by the Company from time to time.

Exhibit 10.48

(e)
Unless otherwise agreed to in writing, the Company shall arrange reasonable temporary accommodations for the Executive in Calgary, AB for a period of six months commencing as of December 1, 2025. The cost of such accommodations shall not exceed an average cost of

$2500 USD per month and shall include the use of a rental vehicle if required.

(f)
The Executive is eligible to receive a monthly cellphone stipend in the amount of USD $40.00 to subsidize their personal phone plan. As a condition of receiving this stipend, they Executive must first agree to allow DIRTT to install security and productivity software on his mobile device, including but not limited to Intune, DuoMobile, Comp Portal, Teams, and Outlook. These applications are necessary to support the Executive's performance of his job duties while ensuring the protection of DIRTT’s confidential information. Upon acceptance of this offer, the Executive must review and acknowledge the Technology at DIRTT policy and adhere to its guidelines regarding the appropriate use of DIRTT technology, including mobile devices. Ongoing eligibility for this stipend is subject to business needs, role requirements, and continued compliance with this policy and related Company guidelines. This stipend is not considered additional compensation and may be modified or discontinued by DIRTT at its sole discretion at any time during the Term.

6.
Expenses

a)
General: The Company shall pay or reimburse the Executive for all reasonable travel and other out-of-pocket expenses incurred or paid by the Executive in the performance of his duties. For clarity, the Executive will not be reimbursed for travel or accommodation expenses that are or ought to be covered by the stipend set out at Section 5(e) above.

b)
Tax preparation expenses: The Company shall re-imburse the Executive for reasonable and necessary legal, tax, and/or accounting fees incurred in the preparation of the Executive’s personal income tax returns, up to a maximum of USD $5,000.00 per year.

The payment or reimbursement of expenses in this section 6 shall be made upon the presentation of expense statements or other supporting documentation as the Company may reasonably require, in accordance with any expense reimbursement policies implemented by the Company from time to time. Any such reimbursement of expenses shall be made by the Company as soon as practicable following receipt of such documentation. In no event shall any reimbursement be made to the Executive for any expenses incurred after the date of the Executive’s termination of employment with the company.

7.
Vacation

The Executive shall be eligible for vacation in accordance with the statutory minimum requirements of the ESC. Vacation shall accrue and be taken in accordance with Company vacation policies as in effect from time to time.

8.
Termination

(a)
The Executive's employment and this Agreement shall automatically expire at the end of the Term, and neither party shall be required to provide any termination notice or any pay in lieu of notice.

(b)
The Company may terminate the Executive’s employment and this Agreement for Just Cause at any time, and shall not be required to provide any termination notice or any pay in lieu of notice.
(c)
The Company may terminate the Executive's employment and this Agreement prior to the expiration of the Term by providing the Executive with one (1) months' termination notice or pay in lieu of notice, or any combination of the two at the Company's discretion.

Exhibit 10.48

(d)
The Executive may terminate his employment and this Agreement prior to the expiration of the Term by providing the Company with one (1) month’s prior written notice. The Company may at its discretion waive the requirement that the Executive work all or any portion of their resignation notice period, while continuing to pay the Executive's compensation (including any benefits contributions) until the earlier of the expiry of the resignation notice period or the expiration of the Term, and the Executive agrees that this waiver will not constitute a breach of this Agreement or a constructive dismissal by the Company.

(e)
This Agreement shall automatically terminate upon the death of the Executive.

(f)
On the Termination Date, the Executive shall: (i) deliver to the Company (and not retain any copies of) all Materials in the Executive’s possession or under the Executive’s control; and (ii) deliver to the Company any keys, access cards, business cards, credit and charge cards, computer, cell phone or other property or device issued or provided to him by or on behalf of the Company or any Affiliate.

(g)
Upon the expiration of this Agreement or the termination of the Executive's employment for any reason, the Executive will receive all earned but unpaid wages, accrued but unpaid vacation pay, reimbursable expenses, and any other minimum entitlements required by the ESC up to the Termination Date.

9.
Non-Competition

The Executive shall not, during the Term and for the Restricted Period (regardless of the reason for termination of the Executive’s employment or the party causing it), anywhere within the Restricted Territory, directly or indirectly, in any manner whatsoever, including, either individually, through an affiliate or subsidiary or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, consultant, contractor, director, shareholder, interest holder, partner, limited partner, lender or in any other manner:

(a)
be engaged in, participate in, operate, be retained by, consult for, or be employed by any undertaking, endeavour, activity or business;

(b)
have any financial or other interest, including an interest by way of royalty or other compensation arrangements, in or in respect of an undertaking, endeavour, activity or business; or

(c)
advise, manage, lend money to or guarantee the debts or obligations of, or permit the use of the Executive’s name or any part thereof, in an undertaking which carries on a business,

which is the same as, or substantially similar to, or that competes, or could be expected to compete, with the Business, or any material part thereof.

Notwithstanding the foregoing, the Executive shall be permitted to own (as a passive investment) not more than 2% of the issued shares of a Company (including unexercised options or similar rights to acquire shares at a later date), the shares of which are listed on a recognized stock exchange or traded in the over the counter market, which carries on a business which is the same as or substantially similar to or which competes with or reasonably would compete with the Business.

Exhibit 10.48

10.
Non-Solicitation and No Hire

The Executive shall not, during the Term and for the Restricted Period (regardless of the reason for termination of the Executive’s employment or the party causing it), directly or indirectly, in any manner whatsoever including, either individually, through an affiliate or subsidiary or in partnership, jointly or in conjunction with any other Person, or as employee, principal, agent, consultant, contractor, director, shareholder, interest holder, partner, limited partner, lender or in any other manner:

(a)
solicit or interfere with any Customer or Prospective Customer for the purpose of selling to such Person any products or services that are competitive to the Business, to persuade or attempt to persuade any Customer or Prospective Customer to restrict, limit, discontinue or cease considering purchasing any products or services provided by the Company or any Affiliate, or to reduce the amount of business or potential business which any such Customer or Potential Customer has customarily done with the Company or any Affiliate;

(b)
solicit or interfere with any Supplier or Distribution Partner for the purpose of persuading or attempting to persuade such Person to change its relationship with the Company or any Affiliate or to restrict, limit or discontinue or to reduce the amount of business they have customarily done with any the Company or any Affiliate;

(c)
solicit or attempt to solicit or hire, or assist or encourage any other Person to solicit the employment or engagement of any Person who is employed with the Company or any Affiliate or engaged as consultant or contractor (and who regularly provides services to the Company or any Affiliate) or otherwise induce or attempt to induce such Person to leave their employment or engagement with the Company or any Affiliate; or

(d)
in any manner, directly or indirectly, knowingly do or cause or permit to be done any acts that would reasonably be expected to impair the relationship between the Company and its Suppliers, Customers, Prospective Customers, Distribution Partners, employees, regulatory authorities or any other Person.

11.
Confidentiality

In the course of the Executive’s employment hereunder, the Company will provide the Executive with (and the Executive will have access to) Confidential Information. The Executive shall not, either during the term of this Agreement or at any time thereafter, directly or indirectly, use or disclose to any third party any Confidential Information, provided, however, that nothing in this Section shall preclude the Executive from disclosing or using Confidential Information if:

(a)
the Confidential Information is disclosed in the course of performing the Executive’s duties on behalf of the Company or any of its Affiliates;

(b)
the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Agreement;

(c)
the Confidential Information was in the possession of or known to the Executive, without any obligation to keep it confidential, before it was disclosed to the Executive by the Company or any of its Affiliates; or

(d)
disclosure of the Confidential Information is required to be made by any law, regulation, governmental body or authority, or by court order.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict the Executive from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be

Exhibit 10.48

provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to the Executive from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any Applicable Laws. At all times, this Section 11 will be subject to the provisions and effect of the Support and Standstill Agreement dated August 2, 2024 among 22NW Fund, LP, WWT Opportunity #1 LLC and the Company.

12.
Proprietary and Moral Rights

(a)
Proprietary Rights. The Executive recognizes the Company’s and its Affiliates’ proprietary rights in the tangible and intangible property of the Company and its Affiliates and acknowledges that the Executive has not obtained or acquired and shall not obtain or acquire any right, title or interest, in any of the property of the Company or its Affiliates or any of their respective predecessors, successors, affiliates or related companies. Accordingly, any writing, communications, manuals, documents, instruments, contracts, agreements, files, literature, data, information, formulas, products, devices, apparatuses, technology, engineering systems, inventions, patents, patent applications, industrial designs, publications, research, reports, models, diagrams, processes, procedures, specifications, interfaces, software, trademarks (whether registered or unregistered), trade names, trade styles, service marks, logos, designs, domain names and without restricting the generality of the foregoing, any other intellectual property of any kind, created, developed, made or conceived, or modified or improved, by the Executive either alone or in conjunction with others: (i) in connection with the Executive’s duties and responsibilities in the course of employment; and/or (ii) in connection with the Executive’s duties or responsibilities under this Agreement; and/or (iii) resulting from the use of any documents, data, information, equipment, materials or any other resources and property or premises owned, leased, or contracted for by the Company or any of its Affiliates (collectively, the “Materials”) shall be the sole and exclusive property of the Company and its Affiliates (as applicable).

(b)
Disclosure of Materials. The Executive will immediately disclose to the Company in writing all Materials that the Executive conceives, develops, invents, authors, creates or contributes to the creation or improvement of, in whole or in part, during the term of the Executive's employment.

(c)
Waiver of Moral Rights. The Executive irrevocably waives, to the greatest extent permitted by law, all of the Executive’s moral rights whatsoever in the Materials, including, but not limited to, any right to the integrity of any Materials, any right to be associated with any Materials, and any right to restrict or prevent the development, improvement, modification or use, of any Materials in any way whatsoever. To the extent applicable, the Executive irrevocably transfers to the Company all rights to restrict any violations of moral rights in any of the Materials, including any distortion, mutilation or other modification.

(d)
Assignment of Rights. To the extent that the Executive may own or otherwise acquire any right, title or interest in and to any Materials (including any intellectual property rights in the Materials) during the term of this Agreement and thereafter, the Executive agrees to assign, and hereby irrevocably assigns, all such right, title and interest automatically to the Company, including any renewals, extensions or reversions relating thereto and any right to bring an action or to collect compensation for future, current or past infringements, automatically upon the creation, development, making, or conception of same. At the expense and request of the Company, the Executive shall, both during and after the Executive’s employment with the Company, promptly execute all documents and do all other acts necessary in order to enable the Company to perfect its rights in any such assignment of Executive’s rights in the Materials.
(e)
Registrations. The Company will have the exclusive right to apply for, obtain, renew and maintain copyright registrations, letters patent and patent registrations, industrial design registrations, trade-mark registrations, domain name registrations or any other protection in respect of the Materials and the intellectual property rights relating to the Materials anywhere in the world. At the expense and request of the Company, the Executive shall, both during and after the Executive’s employment with the Company, promptly execute all documents and do

Exhibit 10.48

all other acts necessary in order to enable the Company to protect its rights in any of the Materials and the intellectual property rights relating to the Materials.

(f)
Obligations In the Event of Infringement. The Executive shall protect and safeguard the Materials from dissemination. In the event the Executive observes or becomes aware that any person, firm, company or entity is infringing on the Company’s rights in and to Materials or has filed any claims against the Company regarding the Materials, the Executive shall immediately notify the Company of such infringement or claim and will confer with the Company with regard thereto. Upon the Company becoming aware of infringement or claim of infringement against it, the Company may act in its sole discretion and the Executive agrees that the Company may take any action against in its sole and absolute discretion. The Executive shall cooperate and provide all necessary assistance to the Company in any such action or defence of claims whether during or after the term of its employment with the Company, and such co-operation and assistance may include the execution of reasonable documents and in accordance with applicable laws.

13.
Fiduciary and Other Obligations

The Executive acknowledges that the obligations contained in Sections 9 through 12 of this Agreement are in addition to any statutory, fiduciary and other common law obligations that the Executive also owes to the Company and its Affiliates, during and after the term of this Agreement. For greater certainty, nothing contained in this Agreement is a waiver, release or reduction of any statutory, fiduciary or common law obligations owed by the Executive to the Company and its Affiliates.

14.
Reasonableness and Enforceability of Restrictions

(a)
The Company shall provide the Executive access to Confidential Information for use only during the term of this Agreement, and the Executive acknowledges and agrees that the Company and its Affiliates will be entrusting the Executive, in the Executive’s unique and special capacity, with developing the goodwill of the Company and its Affiliates, and as an express incentive for the Company to enter into this Agreement and employ the Executive hereunder, the Executive has voluntarily agreed to the covenants set forth in Sections 9 through 13.

(b)
The Executive acknowledges and agrees that all of the restrictions contained in Sections 9 through 13 of this Agreement (including without limitation the definition of Business, the definition of Restricted Territory (which fairly reflects the geographic scope of the Business activities carried on by the Company and its Affiliates) and the length of the Restricted Period) are reasonable in all respects and necessary to protect the Confidential Information and other legitimate interests of the Company and its Affiliates, and will not unduly restrict the Executive’s ability to secure alternative employment following the termination of the Executive’s employment for any reason. If any covenant or provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, for any reason, it shall be interpreted to provide the broadest possible restriction permitted by law and will be deemed not to affect or impair the validity of any other covenant or provision of this Agreement, which shall remain in full force and effect.

(c)
The Executive acknowledges and agrees the Company and the Affiliate will suffer irreparable harm in the event that the Executive breaches any of its obligations under Sections 9 through

Exhibit 10.48

13 of this Agreement, and that monetary damages would be impossible to quantify and inadequate to compensate the Company and its Affiliates for such a breach. Accordingly, the Executive agrees that in the event of any breach or a threatened breach by the Executive of any of the provisions of this Agreement, the Company and each of its Affiliates shall be entitled to seek, in addition to any other rights, remedies or damages available to the Company at law or in equity, an interim and permanent injunction, in order to prevent or restrain any such breach or threatened breach by the Executive, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security.

(d)
The restrictions and obligations of the Executive under Sections 9 through 14 of this Agreement shall survive the termination of this Agreement for any reason.

15.
Privacy

(a)
The Executive acknowledges and agrees that the Executive will take all necessary steps to protect and maintain the Personal Information of the employees, contractors, consultants and customers of the Company and its Affiliates. The Executive shall at all times comply, and shall assist the Company to comply, with all Applicable Laws.

(b)
The Executive acknowledges and agrees that the disclosure of the Executive’s Personal Information may be required as part of the ongoing operations of the Company's business, as required by law or regulatory agencies, as part of the Company’s audit process, as part of a potential business or commercial transaction, or as part of the Company’s management of the employment relationship, and the Executive hereby grants consent as may be required by Applicable Laws to the disclosure of the same.

16.
Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by hand delivery or express overnight courier service or internationally-recognized second-day courier service or email as hereinafter provided. Notice of change of address shall also be governed by this Section. Notices shall be deemed to have been duly received: (a) when delivered in person if given by hand delivery; (b) when sent by email transmission on a business day to the email address set forth below, if applicable; provided, however, that if a notice is sent by email transmission after normal business hours of the recipient or on a non-business day, then it shall be deemed to have been received on the next business day after it is sent; (c) on the first business day after such notice is sent by express overnight courier service; or (d) on the second business day following deposit with an internationally-recognized second-day courier service with proof of receipt maintained. Notices and other communications shall be addressed as follows:

(i)
if to the Executive:

Adrian Zarate

[***]

(ii)
if to the Company:

DIRTT Environmental Solutions, Ltd. 7303 – 30th Street SE

Calgary, Alberta T2C 1N6

Attn: Legal Department

[***]

Exhibit 10.48

17.
Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

18.
Applicable Deductions and Withholdings

The payments and benefits set forth in this Agreement are subject to all applicable statutory deductions and withholdings including, without limitation: (a) all federal, provincial, local and other taxes as may be required pursuant to any law or governmental regulation or ruling, and (b) any deductions consented to in writing by the Executive.

19.
Third-Party Beneficiaries

Each other Affiliate of the Company that is not a signatory to this Agreement shall be a third-party beneficiary of the Executive’s representations, covenants and obligations under Sections 9 through 14 and shall be entitled to enforce such representations, covenants and obligations as if a party hereto.

20.
Entire Agreement, Amendment, No Waiver

Excepting any subsequent grant agreement relating to the Executive's eligibility for Share awards, this Agreement constitutes the entire agreement between the parties hereto and between the Executive and any other Affiliate of the Company regarding the subject matter hereof, and shall supersede and replace any and all prior agreements, undertakings, representations or negotiations. There are no warranties, representations or agreements between the parties except as specifically set forth or referred to in this Agreement. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall the waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

21.
Assignment

Neither the Executive nor the Company may assign its rights hereunder without the consent of the other party; provided, however, that the Company may assign its rights hereunder without the Executive’s consent to any Affiliate of the Company or to a successor Company which acquires (whether directly or indirectly, by purchase, amalgamation, arrangement, merger, consolidation, dissolution or otherwise) all or substantially all of the business and/or assets of the Company and expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

22.
Currency

All amounts in this Agreement are in United States currency unless otherwise specified.

23.
Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The Corporation and the Executive irrevocably submit to the executive jurisdiction of the courts of Alberta in respect of all matters relating to this Agreement

24.
Severability

If a court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of that provision (or portion thereof) shall not affect the

Exhibit 10.48

validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

25.
Waiver of Breach

Any waiver of this Agreement must be executed by the party to be bound by such waiver. No waiver by either party hereto of a breach of any provision of this Agreement by the other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time.

26.
Clawback

Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company, whether in existence as of the Effective Date or later adopted, pursuant to any such law, government regulation or stock exchange listing requirement), subject only to any minimum statutory requirements of the ESC.

27.
Legal Advice

The Executive acknowledges that he has been afforded the opportunity to obtain independent legal advice with respect to this Agreement and that he fully understands the nature and consequences of this Agreement.

28.
Former Employer and Board Nominee

The Executive acknowledges and represents that he has resigned from any and all other employers as a pre-condition to employment, but the Parties confirm that the Executive shall continue to serve as a member of the Board until or unless he resigns that position or is removed as per the appropriate Board of Directors procedure. The Executive confirms that he has thoroughly reviewed his obligations under this Agreement, including his duties to protect the Company's Confidential Information and to avoid any conflicts of interest, and undertakes to carefully review and comply with the Company's policy on insider trading.

29.
Counterparts

This Agreement may be signed in counterparts and by facsimile or .pdf electronic mail transmission and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.48

IN WITNESS WHEREOF the parties acknowledge and agree that they have read and understand the terms of this Agreement and have executed this Agreement as of the Effective Date.

DIRTT ENVIRONMENTAL SOLUTIONS, LTD.

By: /s/ Benjamin Urban Name: Benjamin Urban

Title: Chief Executive Officer

/s/ Adrian Zarate

Adrian Zarate